                                                                     EXHIBIT 4.5

                              SYNC RESEARCH, INC.
                      1996 NON-EXECUTIVE STOCK OPTION PLAN

    1. PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business. Options granted hereunder shall be Nonstatutory Stock Options.

    2.  DEFINITIONS.  As used herein, the following definitions shall apply:

        (a) "ADMINISTRATOR" shall mean the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

        (b) "AFFILIATE" shall mean an entity other than a Subsidiary (as defined below) in which the Company owns an equity interest.

        (c) "APPLICABLE LAWS" shall have the meaning set forth in Section 4(a) below.

        (d) "BOARD" shall mean the Board of Directors of the Company.

        (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with Section 4(a) of the Plan, if one is appointed.

        (g) "COMMON STOCK" shall mean the Common Stock of the Company.

        (h) "COMPANY" shall mean Sync Research, Inc., a Delaware corporation.

        (i) "CONSULTANT" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not, provided that the term Consultant shall not include directors who are not compensated for their services or are paid only a director's fee by the Company.

        (j) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; PROVIDED that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

        (k) "DIRECTOR" shall mean a member of the Board.

        (l) "EMPLOYEE" shall mean any person (excluding any Named Executive, Officer or Director) employed by the Company or any Parent, Subsidiary or Affiliate of the Company. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

        (m) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        (n) "FAIR MARKET VALUE" means, as of any date, the value of Common Stock determined as follows:

           (i) If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the date of determination (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Administrator deems reliable;

           (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the bid and asked prices for the Common Stock or;

           (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

        (o) [Intentionally omitted].

        (p) "NAMED EXECUTIVE" shall mean any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

        (q) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable written option agreement.

        (r) "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s) "OPTION" shall mean a stock option granted pursuant to the Plan.

        (t) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

        (u) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

        (v) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

        (w) "PLAN" shall mean this 1996 Non-Executive Stock Option Plan.

        (x) "RULE 16B-3" shall mean Rule 16b-3 promulgated under the Exchange Act as the same may be amended from time to time, or any successor provision.

        (y) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

        (z) "SUBSIDIARY" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

    3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of shares that may be optioned and sold under the Plan is 350,500 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

    If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant under the Plan.

    4.  ADMINISTRATION OF THE PLAN.

        (a) COMPOSITION OF ADMINISTRATOR.

           (i) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to grants of Options to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws.

           (ii) GENERAL. If a Committee has been appointed pursuant to subsection (i) of this Section 4(a), such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

        (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

           (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

           (ii) to select the Employees and Consultants to whom Options may from time to time be granted hereunder;

           (iii) to determine whether and to what extent Options are granted hereunder;

           (iv) to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

           (v) to approve forms of agreement for use under the Plan;

           (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Option and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

           (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted.

        (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

    5.  ELIGIBILITY.

        (a) RECIPIENTS OF GRANTS. Nonstatutory Stock Options may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options.

        (b) TYPE OF OPTION. Each Option shall be designated in the written option agreement as a Nonstatutory Stock Option.

        (c) NO EMPLOYMENT RIGHTS. The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

    6. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company as described in Section 20 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 of the Plan.

    7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

    8. LIMITATION ON GRANTS TO EMPLOYEES. Subject to adjustment as provided in this Plan, the maximum number of Shares which may be subject to options granted to any one Employee under this Plan for any fiscal year of the Company shall be 50,000.

    9.  OPTION EXERCISE PRICE AND CONSIDERATION.

        (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

           (i) In the case of a Nonstatutory Stock Option

               (A) granted to a person who, at the time of the grant of such Option, is a Named Executive of the Company, the per share Exercise Price shall be no less than 100% of the Fair Market Value on the date of grant; or

               (B) granted to any person other than a Named Executive, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

           (ii) Notwithstanding anything to the contrary in subsections 9(a)(i) above, in the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to
       Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

        (b) PERMISSIBLE CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash, (2) check, (3) other Shares that (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (4) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (5) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) a combination of any of the foregoing methods of payment, (8) a combination of any of the foregoing methods of payment at least equal in value to the stated capital represented by the Shares to be issued, plus a promissory note for the balance of the exercise price, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

    10.  EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

        An Option may not be exercised for a fraction of a Share.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 9(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant, such Optionee may, but only within thirty (30) days or such other period of time, not exceeding six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

        (c) DISABILITY OF OPTIONEE. Notwithstanding Section 10(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six
    (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Administrator, from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

        (d) DEATH OF OPTIONEE. In the event of the death of an Optionee:

           (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months (or such other period of time, not exceeding twelve (12) months, as is determined by the Administrator) following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant three (3) months (or such other period of time as is determined by the Administrator as provided above) after the date of death, subject to the limitation set forth in Section 5(b); or

           (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Administrator) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

    11. WITHHOLDING TAXES. As a condition to the exercise of Options granted hereunder, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the exercise, receipt or vesting of such Option. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

    12. STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (a) by cash payment, or (b) out of Optionee's current compensation, or (c) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (i) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized, or (d) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld. For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the "TAX DATE").

    All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

        (a) the election must be made on or prior to the applicable Tax Date;

        (b) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; and

        (c) all elections shall be subject to the consent or disapproval of the Administrator.

    In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

    13. NON-TRANSFERABILITY OF OPTIONS. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution; PROVIDED that the Administrator may in its discretion grant transferable Nonstatutory Stock Options pursuant to option agreements specifying (i) the manner in which such Nonstatutory Stock Options are transferable and (ii) that any such transfer shall be subject to the Applicable Laws. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the Optionee, only by the Optionee or a transferee permitted by this Section 13.

    14.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; CORPORATE TRANSACTIONS.

        (a) ADJUSTMENT. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of shares of Common

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    Stock that have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, the maximum number of shares of Common Stock for which Options may be granted to any employee under
    Section 8 of the Plan, and the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

        (b) CORPORATE TRANSACTIONS. In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

    15. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

    16.  AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the stockholders of the Company in the manner described in Section 20 of the
    Plan:

           (i) any change in the designation of the class of persons eligible to be granted Options; or

           (ii) any change in the limitation on grants to employees as described in Section 8 of the Plan or other changes which would require stockholder approval to qualify options granted hereunder as performance-based compensation under Section 162(m) of the Code.

        (b) STOCKHOLDER APPROVAL. If any amendment requiring stockholder approval under Section 16(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such stockholder approval shall be solicited as described in Section 20 of the Plan.

        (c) EFFECT OF AMENDMENT OR TERMINATION. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

    17. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

    18. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

    19. OPTION AGREEMENT. Options shall be evidenced by written option agreements in such form as the Board shall approve.

    20.  STOCKHOLDER APPROVAL.

        (a) In the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the stockholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

        (b) If any required approval by the stockholders of any amendment to this Plan is solicited at any time otherwise than in the manner described in
    Section 20(a) hereof, then the Company shall, at or prior to the first annual meeting of stockholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

           (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information that would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under
       Section 14(a) of the Exchange Act at the time such information is furnished; and

           (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to stockholders.

                              SYNC RESEARCH, INC.
                      1996 NON-EXECUTIVE STOCK OPTION PLAN
                          NOTICE OF STOCK OPTION GRANT

Optionee's Name and Address:

    You have been granted an option to purchase Common Stock of Sync Research, Inc. (the "Company"), as follows:

Board Approval Date:
                                -------------------------------------------

Date of Grant (Later of Board
  Approval Date or
  Commencement of
  Employment/Consulting):
                                -------------------------------------------

Exercise Price Per Share:
                                -------------------------------------------

Total Number of Shares
  Granted:
                                -------------------------------------------

Total Price of Shares Granted:
                                -------------------------------------------

Type of Option:                 Shares Nonstatutory Stock Option

Term/Expiration Date:
                                -------------------------------------------

Vesting Commencement Date:
                                -------------------------------------------

Vesting Schedule:
                                -------------------------------------------

Termination Period:             Option may be exercised for a period of 30
                                  days after termination of employment or
                                  consulting relationship except as set out
                                  in Sections 7 and 8 of the Stock Option
                                  Agreement (but in no event later than the
                                  Expiration Date).

    By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Sync Research, Inc. 1996 Non-Executive Stock Option Plan and the Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:                                      SYNC RESEARCH, INC.

- --------------------------------------------   By:
Signature

- --------------------------------------------   Title:
Print Name

                              SYNC RESEARCH, INC.
                      1996 NON-EXECUTIVE STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

     1. GRANT OF OPTION. Sync Research, Inc., a Delaware corporation (the "COMPANY"), hereby grants to the Optionee named in the Notice of Stock Option Grant attached to this Agreement ("OPTIONEE"), an option (the "OPTION") to purchase the total number of shares of Common Stock (the "SHARES") set forth in the Notice of Stock Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "EXERCISE PRICE") subject to the terms, definitions and provisions of the 1996 Non-Executive Stock Option Plan (the "PLAN") adopted by the Company, which is incorporated in this Agreement by reference. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall govern. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

        This Option is intended to be a Nonstatutory Stock Option.

     2. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the provisions of Sections 9 and 10 of the Plan as follows:

    (a) RIGHT TO EXERCISE.

            (i) This Option may not be exercised for a fraction of a share.

            (ii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitations contained in paragraphs (iii) and (iv) below.

           (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Stock Option Grant.

    (b) METHOD OF EXERCISE.

            (i) This Option shall be exercisable by delivering to the Company a written notice of exercise (in the form attached as EXHIBIT A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

            (ii) As a condition to the exercise of this Option, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the exercise of the Option or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

           (iii) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.

     3. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in customary form, a copy of which is available for Optionee's review from the Company upon request.

     4. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:
(a) cash; (b) check; (c) surrender of other Shares of Common Stock of the Company that (i) either have been owned by Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; (d) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised; or (e) if there is a public market for the Shares and they are registered under the Securities Act, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price.

     5. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("REGULATION G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     6. TERMINATION OF RELATIONSHIP. In the event of termination of Optionee's Continuous Status as an Employee or Consultant, Optionee may, to the extent otherwise so entitled at the date of such termination (the "TERMINATION DATE"), exercise this Option during the Termination Period set out in the Notice of Stock Option Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified in the Notice of Stock Option Grant, the Option shall terminate.

     7. DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 6 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified in this Agreement, the Option shall terminate.

     8.  DEATH OF OPTIONEE.  In the event of the death of Optionee:

        (a) during the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee or Consultant three (3) months after the date of death, subject to the limitation contained in Section 2(i)(d) above in the case of an Incentive Stock Option; or

        (b) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution. The designation of a beneficiary does not constitute a transfer. An Option may be exercised during the lifetime of Optionee only by Optionee or a transferee permitted by this section. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

    10. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

    11. NO ADDITIONAL EMPLOYMENT RIGHTS. Optionee understands and agrees that the vesting of Shares pursuant to the Vesting Schedule is earned only by continuing as an Employee or Consultant at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares under this Agreement). Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated in this Agreement by reference, shall confer upon Optionee any right with respect to continuation as an Employee or Consultant with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

    12. TAX CONSEQUENCES. Optionee acknowledges that he or she has read the brief summary set forth below of certain federal tax consequences of exercise of this Option and disposition of the Shares under the law in effect as of the date of grant. OPTIONEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

        (a) EXERCISE OF NONSTATUTORY STOCK OPTION. Optionee may incur regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. In addition, if Optionee is an employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

        (b) DISPOSITION OF SHARES. Gain realized on the disposition of Shares will be treated as long-term or short-term capital gain depending on whether or not the disposition occurs more than one year after the exercise date.

    13. SIGNATURE. This Stock Option Agreement shall be deemed executed by the Company and Optionee upon execution by such parties of the Notice of Stock Option Grant attached to this Stock Option Agreement.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                                   EXHIBIT A
                               NOTICE OF EXERCISE

To:              Sync Research, Inc.

Attn:            Stock Option Administrator

Subject:         NOTICE OF INTENTION TO EXERCISE STOCK OPTION

    This is official notice that the undersigned ("Optionee") intends to
exercise Optionee's option to purchase        shares of Sync Research, Inc.
Common Stock, under and pursuant to the Company's 1996 Non-Executive Stock
Option Plan and the Stock Option Agreement dated               , as follows:

Grant Number:

Date of Purchase:

Number of Shares:

Purchase Price:

Method of Payment
 of Purchase Price:

Social Security No.: ________________________________________________

The shares should be issued as follows:

Name:

Address:

Signed:

Date: